                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or
         Section 240.142-12

                          Nordstrom, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          Karen E. Purpur
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

1501 Fifth Avenue Seattle, WA 98101-1603

April 5, 1994

DEAR SHAREHOLDERS:

On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting of Shareholders on Tuesday, May 17, 1994, at 9:00 a.m., Central Time, in the Grand Ballroom, Court F, Oak Brook Hills Hotel & Resort, 3500 Midwest Road, Oak Brook, Illinois.

In addition to the election of directors and consideration of the Company's appointment of auditors, you will be asked to vote on the 1993 Non-Employee Director Stock Incentive Plan. The Board of Directors believes the Plan is in the best interest of the Company and our Shareholders, and recommends that you vote for the Plan.

At the meeting, there will also be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder.

Your vote is very important. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

We hope you will be able to join us and we look forward to seeing you in Oak Brook.

Sincerely yours,

John A. McMillan  Bruce A. Nordstrom   James F. Nordstrom   John N. Nordstrom
Co-Chairman       Co-Chairman          Co-Chairman          Co-Chairman

NORDSTROM, INC.
1501 FIFTH AVENUE
SEATTLE, WA
98101-1603

NOTICE OF ANNUAL
MEETING OF
SHAREHOLDERS
                      To the Shareholders of
                      Nordstrom, Inc. :

                      The Annual Meeting of Shareholders of Nordstrom, Inc. will be held on Tuesday, May 17, 1994, at 9:00 a.m., Central Time, in the Grand Ballroom, Court F, Oak Brook Hills Hotel & Resort, 3500 Midwest Road, Oak Brook, Illinois, for the following purposes:

                      1. To elect thirteen directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

                      2. To consider and vote upon a proposal to approve the 1993 Non-Employee Director Stock Incentive Plan;

                      3.  To ratify the appointment of auditors; and

                      4. To transact such other business as may properly come before the meeting and any adjournment thereof.

                      Holders of shares of Common Stock of record at the close of business on March 22, 1994 are entitled to notice of, and to vote at, the meeting.

                      Shareholders are cordially invited to attend the meeting in person.

                      By order of the Board of Directors,
                      KAREN E. PURPUR
                      Secretary

                      Seattle, Washington
                      April 5, 1994

                        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT
APPROXIMATE
MAILING DATE:
APRIL 5, 1994
                      This Proxy Statement is furnished to the Shareholders of Nordstrom, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on May 17, 1994 and any adjournment thereof. If the enclosed form of proxy is executed and returned, it will be voted in accordance with the instructions given, but may be revoked at any time insofar as it has not been exercised by notifying the Secretary of the Company in writing (such notification to be directed to the Company's offices at 1501 Fifth Ave., Seattle, WA 98101-1603). Each proxy will be voted for Proposals 1, 2 and 3 if no contrary instruction is indicated in the proxy.

                      There were 82,080,065 shares of Common Stock, the only security of the Company entitled to vote at the meeting, outstanding at March 22, 1994. Shareholders are entitled to one vote for each share of Common Stock held of record at the close of business on March 22, 1994. Under Washington law and the Company's Articles of Incorporation, a quorum consisting of a majority of the shares eligible to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. Any matter, other than the election of directors, is approved if the votes cast in favor of the matter exceed the votes cast against it. Abstentions and broker non-votes will have no effect since such actions do not represent votes cast by Shareholders. In any election of directors, the nominees elected are those receiving the greatest number of votes cast by the shares entitled to vote, up to the number of directors to be elected. Any action other than a vote for a nominee will have the effect of voting against the nominee.
PRINCIPAL
SHAREHOLDERS
                      As of March 22, 1994, members of the Nordstrom family were the beneficial owners of approximately 30,651,822 shares (36.92%) of the Company's Common Stock. D. Wayne Gittinger and Bruce A. Nordstrom are the only ones who, to management's knowledge, are the beneficial owners of more than five percent of the Company's Common Stock at March 22, 1994.

                      The following table sets forth information regarding security ownership of certain beneficial owners and the director nominees and executive officers of the Company:

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
                                                 Amount and
                                                  Nature of
                                                 Beneficial           Percent of
Name of Beneficial Owner                          Ownership             Class
- - --------------------------------------------------------------------------------
PHILIP M. CONDIT                                       0                 *
D. WAYNE GITTINGER                             5,278,526(a)(b)           6.37
  1420 Fifth Avenue, Suite 4100
  Seattle, Washington 98101
JOHN F. HARRIGAN                                  10,000(c)              *
CHARLES A. LYNCH                                   3,000(c)              *
ANN D. MCLAUGHLIN                                  1,000                 *
JOHN A. MCMILLAN                               1,354,876(a)(d)           1.63
BRUCE A. NORDSTROM                             5,491,831(a)(e)           6.61
  1501 Fifth Avenue
  Seattle, Washington 98101
JAMES F. NORDSTROM                             3,174,555(a)(f)           3.82
JOHN N. NORDSTROM                              3,624,971(a)(g)           4.37
ALFRED E. OSBORNE, JR.                             1,700(h)              *
WILLIAM D. RUCKELSHAUS                             6,000                 *
MALCOLM T. STAMPER                                 5,560(i)              *
ELIZABETH CROWNHART VAUGHAN                        4,900(j)              *
JOHN A. GOESLING                                  67,361(k)              *
DARREL J. HUME                                    24,824(l)              *
JACK F. IRVING                                    58,303(m)              *
GALEN M. JEFFERSON                                 1,865                 *
RAYMOND A. JOHNSON                                86,244(n)              *
ROBERT T. NUNN                                    25,710(o)              *
JOHN J. WHITACRE                                  14,644(p)              *
Directors and executive officers as a
group
(27 persons)                                   20,085,031               24.20
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

* Does not exceed 1% of the Company's outstanding Common Stock.
(a) Does not include 80,000 shares held by a corporation in which the nominee or his spouse owns a one-eighth beneficial interest.

(b)  Includes 3,502,654 held by his wife  individually, 388,800 shares held by a trust of which she is a trustee and beneficiary, and 1,375,380 shares held by  a trust  of which she is the beneficiary.  Does not include 103,448 shares held by trusts of which he is a trustee.
(c) All shares are held by a family trust.
(d) Includes 40,420 shares which may be  acquired under the 1977 and 1987  Stock
Option  Plans, 1,142,988 shares held by  his wife individually and 54,000 shares held by a trust of which his wife is the beneficiary.
(e) Includes 13,009  shares which may  be acquired under  the 1987 Stock  Option
Plan,  9,194 shares held by his wife  individually, and 2,117,640 shares held by trusts of which  he is  a trustee and  beneficiary. Does  not include  1,752,782 shares held by trusts of which he is co-trustee.
(f)   Includes 14,366 shares  which may be acquired  under the 1987 Stock Option
Plan and 50,571 shares held by his wife.
(g) Includes 33,575 shares which may be  acquired under the 1977 and 1987  Stock
Option Plans and 380,071 shares held by his wife.
(h) Includes 300 shares held by his wife and 200 shares held by a corporation of which he is the sole shareholder.
(i)  Includes 2,000 shares held by his wife.
(j)  Includes 380 shares held by her husband.
(k)  Includes 31,165 shares which may be  acquired under the 1977 and 1987 Stock
Option Plans.
(l)  Includes 24,532 shares which may be acquired under the 1977 and 1987  Stock
Option Plans and shares held as custodian for his minor children.
(m)  Includes 46,591 shares which may be  acquired under the 1977 and 1987 Stock
Option Plans.
(n) Includes 33,405 shares which may be  acquired under the 1977 and 1987  Stock
Option Plans.
(o)  Includes 15,642 shares  which may be  acquired under the  1987 Stock Option
Plan.
(p) Includes 12,644  shares which may  be acquired under  the 1987 Stock  Option
Plan.

The director nominees and executive officers shown in the table disclaim any beneficial interest in all shares held solely as custodian or trustee, and all shares held by their spouses and immediate family members.
PROPOSAL 1:
ELECTION OF
DIRECTORS
                      Thirteen directors will be elected at the meeting, each to hold office until the next Annual Meeting of Shareholders, and until a successor has been duly elected and qualified. Unless otherwise instructed by the Shareholder, the persons named in the enclosed proxy intend to vote for the election of the persons listed in this Proxy Statement. All of the nominees are currently directors of the Company except Mr. Condit who was recently nominated by the Board of Directors to stand for election at the Annual Meeting of Shareholders. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the proxy may be voted for a person to be selected by the Board of Directors of the Company. The nominees elected are those receiving the greatest number of votes cast by the shares entitled to vote, up to the number of directors to be elected.

                      NOMINEES FOR DIRECTOR

                      The names of the Board's nominees for directors of the Company are set forth below:

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
                          Principal Occupation and Business            Director
Name and Age              Experience for Past Five Years                Since
- - -------------------------------------------------------------------------------
PHILIP M. CONDIT          President of The Boeing Company, a             N/A
  Age 52(a)                 Washington based aerospace product
                            manufacturer (formerly Executive Vice
                            President of Boeing Commercial Airplane
                            Group)
D. WAYNE GITTINGER        Partner in the law firm of Lane Powell          1971
  Age 61(b)(c)              Spears Lubersky
JOHN F. HARRIGAN          Retired (formerly Chairman of Union Bank)       1975
  Age 68
CHARLES A. LYNCH          Chairman of Market Value Partners Company,      1985
  Age 66(d)                 a California based investment and
                            management firm (formerly Chief
                            Executive Officer and President of
                            Levolor Corporation)
ANN D. MCLAUGHLIN         President of the Federal City Council, a        1992
  Age 52(e)                 Washington D.C. based non-profit,
                            non-partisan organization dedicated to
                            improving the nation's capital, and Vice
                            Chairman of the Aspen Institute, a
                            Colorado based non-profit, non-partisan
                            organization whose goal is to enhance,
                            through debate, the effectiveness of the
                            leaders of the country's democratic
                            institutions (formerly President and CEO
                            of New American Schools Development
                            Corporation; Visiting Fellow of The
                            Urban Institute)
JOHN A. MCMILLAN          Co-Chairman of the Board of Directors           1966
  Age 62(c)(f)(g)           (formerly President)
BRUCE A. NORDSTROM        Co-Chairman of the Board of Directors           1966
  Age 60(c)(f)
JAMES F. NORDSTROM        Co-Chairman of the Board of Directors           1966
  Age 54(c)(f)
JOHN N. NORDSTROM         Co-Chairman of the Board of Directors           1966
  Age 56(c)(f)
ALFRED E. OSBORNE, JR.    Director of the Entrepreneurial Studies         1987
  Age 49(h)                 Center and Associate Professor of
                            Business Economics of The John E.
                            Anderson Graduate School of Management
                            at UCLA (formerly Director of the MBA
                            Program, Assistant Dean and Associate
                            Dean at UCLA)
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
                          Principal Occupation and Business            Director
Name and Age              Experience for Past Five Years                Since
- - -------------------------------------------------------------------------------
WILLIAM D. RUCKELSHAUS    Chairman of the Board and Chief Executive       1985
  Age 61(i)                 Officer of Browning-Ferris Industries,
                            Inc., a Texas based Company engaged in
                            providing waste services
MALCOLM T. STAMPER        Publisher, Chairman and Chief Executive         1975
  Age 68(j)                 Officer of Storytellers, Ink., a
                            Washington based company engaged in
                            publishing children's books (formerly
                            Vice Chairman of The Boeing Company)
ELIZABETH CROWNHART       President of Salar Enterprises, Ltd., an        1977
  VAUGHAN                   Oregon based Company engaged in the
  Age 65                    production of historical materials
                            (formerly Historian; Executive Director
                            of The North Pacific Studies Center of
                            the Oregon Historical Society)
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

(a) Mr. Condit is also a director of The Boeing Company and John Fluke Manufacturing Co.
(b) Mr. Gittinger is a partner in the law firm of Lane Powell Spears Lubersky, which rendered legal services to the Company during the past fiscal year.
(c) Bruce A. Nordstrom is the brother-in-law of D. Wayne Gittinger and the cousin of James F. Nordstrom and John N. Nordstrom, who are brothers. John A. McMillan is a cousin of all four by marriage.
(d) Mr. Lynch is also Chairman of the Board of Greyhound Lines, Inc., and a director of Fresh Choice, Inc., Hexcel Corporation, Mid-Peninsula Bank, Pacific Mutual Life Insurance Company and Syntex Corporation.
(e) Mrs. McLaughlin, former U.S. Secretary of Labor, is also a director of AMR Corporation, General Motors Corporation, Host Marriott Corporation, Kellogg Company, Potomac Electric Power Company, Union Camp Corporation and Vulcan Materials Company.
(f) Mr. McMillan and Messrs. Bruce A., James F. and John N. Nordstrom are also directors of Nordstrom Credit, Inc., the Company's wholly-owned finance subsidiary.
(g) Mr. McMillan is also a director of Fleming Companies, Inc.
(h) Dr. Osborne is also a director of First Interstate Bank of California, ReadiCare Inc., Seda Specialty Packaging Corporation, The Times Mirror Company and United States Filter Corporation, and an independent general partner of Technology Funding Venture Partners V.
(i) Mr. Ruckelshaus is also a director of Browning-Ferris Industries, Inc., Cummins Engine Company, Monsanto Company, Texas Commerce Bancshares and Weyerhaeuser Company.
(j) Mr. Stamper is also a director of Chrysler Corporation, Esterline Corporation and The Whittaker Corporation.

The Board of Directors recommends a vote for each of the director nominees named in the table.

BOARD OF DIRECTORS
AND COMMITTEES
                      The Board of Directors maintains an Audit Committee, a Compensation and Stock Option Committee, and an Organization and Nominating Committee. These committees do not have a formal meeting schedule, but are required to meet at least once each year. During the past year, there were four meetings of the Board of Directors, four meetings of the Audit Committee, five meetings of the Compensation and Stock Option Committee, and four meetings of the Organization and Nominating Committee.

                      Current members of the Audit Committee are William D. Ruckelshaus, Chair, John F. Harrigan, Charles A. Lynch, Ann D. McLaughlin, Alfred E. Osborne, Jr. and Elizabeth Crownhart Vaughan. The Audit Committee is responsible for recommending the Company's independent auditors, and reviewing the scope, costs and results of the audit engagement.

                      Current members of the Compensation and Stock Option Committee are Elizabeth Crownhart Vaughan, Chair, D. Wayne Gittinger, John F. Harrigan, Ann D. McLaughlin, Alfred E. Osborne, Jr. and William D. Ruckelshaus. The Compensation and Stock Option Committee is responsible for determining the overall compensation levels of certain of the Company's executive officers and administering the Company's stock option plans.

                      Current members of the Organization and Nominating Committee are Malcolm T. Stamper, Chair, D. Wayne
                      Gittinger, Charles A. Lynch and Elizabeth Crownhart Vaughan. The Organization and Nominating Committee is primarily responsible for recommending director nominees to the Company's Board of Directors. The Organization and Nominating Committee will consider recommendations by Shareholders for vacancies on the Board. Suggestions may be submitted to the Secretary of the Company.
TRANSACTIONS WITH
MANAGEMENT
                      During the year ended January 31, 1994, the Company chartered an airplane from JFN, Inc., the sole shareholder of which is James F. Nordstrom. For the period, the net amount of payments made by the Company was $199,176. The Company believes the charter rate and terms of this arrangement are more favorable to the Company than those generally available to it from other commercial charters.

COMPENSATION OF
EXECUTIVE OFFICERS IN
THE YEAR ENDED
JANUARY 31, 1994
                      SUMMARY COMPENSATION TABLE

                      The following table shows all the cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal year ended January 31, 1994, to the two current chief executive officers, two former chief executive officers and the three highest paid executive officers (excluding the chief executive officers) for the periods indicated in all capacities in which they served:

- - -----------------------------------------------------------------------------------------------------------------------------
- - -----------------------------------------------------------------------------------------------------------------------------
                                                           Annual Compensation                      Long-Term Compensation
- - -----------------------------------------------------------------------------------------------------------------------------
                                                                                                    Number
                                            Fiscal                                Other Annual    of Stock          All Other
Name and Principal Position                 Year(1)      Salary       Bonus    Compensation(2)     Options    Compensation(3)
- - -----------------------------------------------------------------------------------------------------------------------------
JOHN A. GOESLING                               1993    $295,000          $0               $405       6,173            $15,493
EXECUTIVE VICE PRESIDENT                       1992    $295,000     $29,500               $389       5,200            $15,661
AND TREASURER                                  1991    $250,000     $97,500               $691       4,237            $16,328
- - -----------------------------------------------------------------------------------------------------------------------------
DARREL J. HUME                                 1993    $262,500          $0             $2,401       4,912           $113,262
VICE PRESIDENT                                 1992    $300,000     $30,000               $848       5,585            $13,308
FORMER CO-PRESIDENT                            1991    $247,500    $151,250               $280       4,661            $13,948
- - -----------------------------------------------------------------------------------------------------------------------------
JACK F. IRVING                                 1993    $235,000    $129,722               $163       4,918            $12,803
EXECUTIVE                                      1992    $235,000          $0               $518       4,525            $13,530
VICE PRESIDENT                                 1991    $220,000     $16,450               $900       3,729            $14,184
- - -----------------------------------------------------------------------------------------------------------------------------
GALEN M. JEFFERSON                             1993    $173,750          $0               $332       3,546           $389,137
FORMER CO-PRESIDENT                            1992    $300,000     $30,000               $227       5,585            $15,447
                                               1991    $217,708    $151,250               $246       4,661            $15,995
- - -----------------------------------------------------------------------------------------------------------------------------
RAYMOND A. JOHNSON                             1993    $300,000          $0               $467       6,279            $13,150
CO-PRESIDENT                                   1992    $300,000     $30,000               $636       5,585            $14,148
                                               1991    $263,542    $151,250           $153,811       4,661           $342,038
- - -----------------------------------------------------------------------------------------------------------------------------
ROBERT T. NUNN                                 1993    $260,000     $69,900               $901       5,441            $15,305
EXECUTIVE                                      1992    $250,000     $42,056               $976       4,815            $16,040
VICE PRESIDENT                                 1991    $235,000     $12,697               $204       3,983            $17,111
- - -----------------------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE                               1993    $300,000          $0               $436       6,279            $15,261
CO-PRESIDENT                                   1992    $300,000     $30,000               $145       5,585            $22,062
                                               1991    $229,167    $151,250            $20,337       4,661            $76,578
- - -----------------------------------------------------------------------------------------------------------------------------
- - -----------------------------------------------------------------------------------------------------------------------------

(1) The fiscal year of the Company ends January 31. Fiscal years indicated end January 31 of the following year.
(2) Other Annual Compensation for fiscal year 1993 includes tax reimbursement with respect to medical expenses.
(3) All Other Compensation for fiscal year 1993 includes the following:
    Profit Sharing:  Mr.  Goesling:  $12,519; Mr.  Hume:  $12,561;  Mr.  Irving:
    $12,535; Mr. Johnson: $12,561; Mr. Nunn: $12,582; and Mr. Whitacre: $12,524.
    401(k)  Plan  benefits:  Mr. Goesling:  $2,138;  Mr. Nunn:  $2,252;  and Mr.
    Whitacre: $2,264.
    Premiums on excess life insurance: Mr.  Goesling: $836; Mr. Hume: $701;  Mr.
    Irving: $268; Ms. Jefferson: $337; Mr. Johnson: $589; Mr. Nunn: $471; and Mr. Whitacre: $473.
    Mr. Hume: $100,000 paid in consideration of his agreement to remain with the Company after his termination as a Co-President.
    Ms. Jefferson: $388,800 paid in consideration of past services to the Company and in settlement of certain employment related claims.

                      OPTION GRANTS IN LAST FISCAL YEAR

                      The following table sets forth information concerning option grants during the last fiscal year to the named executive officers:


- - ------------------------------------------------------------------------------------------------------------------
- - ------------------------------------------------------------------------------------------------------------------
                                                                                              Potential Realizable
                                                     Percent                                    Value at Assumed
                                                    of Total                                 Annual Rates of Stock
                                                     Options                                 Price Appreciation for
                                       Number     Granted to  Exercise or                         Option Terms
                                   of Options   Employees in   Base Price                    ----------------------
Name                               Granted(1)    Fiscal Year    Per Share   Expiration Date         5%          10%
- - -------------------------------------------------------------------------------------------------------------------
JOHN A. GOESLING                        3,486          1.37%       $27.75      May 17, 2003    $60,837     $154,173
                                        2,687          1.36%       $36.00      Nov 16, 2003    $60,834     $154,166
- - -------------------------------------------------------------------------------------------------------------------
DARREL J. HUME                          3,546          1.39%       $27.75      May 17, 2003    $61,884     $156,827
                                        1,366          0.69%       $36.00      Nov 16, 2003    $30,927      $78,374
- - -------------------------------------------------------------------------------------------------------------------
JACK F. IRVING                          2,777          1.09%       $27.75      May 17, 2003    $48,464     $122,817
                                        2,141          1.09%       $36.00      Nov 16, 2003    $48,473     $122,839
- - -------------------------------------------------------------------------------------------------------------------
GALEN M. JEFFERSON(2)                   3,546          1.39%       $27.75      May 17, 2003    $61,884     $156,827
- - -------------------------------------------------------------------------------------------------------------------
RAYMOND A. JOHNSON                      3,546          1.39%       $27.75      May 17, 2003    $61,884     $156,827
                                        2,733          1.39%       $36.00      Nov 16, 2003    $61,876     $156,805
- - -------------------------------------------------------------------------------------------------------------------
ROBERT T. NUNN                          3,073          1.21%       $27.75      May 17, 2003    $53,630     $135,908
                                        2,368          1.20%       $36.00      Nov 16, 2003    $53,612     $135,863
- - -------------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE                        3,546          1.39%       $27.75      May 17, 2003    $61,884     $156,827
                                        2,733          1.39%       $36.00      Nov 16, 2003    $61,876     $156,805
- - -------------------------------------------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------------------------------------------

(1) Absent contrary action by the Compensation and Stock Option Committee at the time of grant, options are granted at the fair market value of the Company's Common Stock and vest and become exercisable during employment with the Company ratably each year over a four-year period from the date of grant. Tax withholding rights are granted in tandem with stock options. During the last fiscal year, the Company granted options to officers and other key employees on May 17, 1993 and on November 16, 1993.
(2) Ms. Jefferson's employment with the Company terminated on August 15, 1993. The options listed were not vested and expired on November 23, 1993.

                      OPTION EXERCISES AND YEAR END VALUE TABLE

                      The following table sets forth information concerning option exercises during the last fiscal year by the named executive officers and the value of options held by the named executive officers as of January 31, 1994:

- - ---------------------------------------------------------------------------------------------------------------
- - ---------------------------------------------------------------------------------------------------------------
                                                                                          Dollar Value of
                                                           Number of Unexercised     Unexercised, in-the-Money
                                 Number of                    Options Held at             Options held at
                                    Shares       Dollar       January 31, 1994          January 31, 1994(1)
                               Acquired on        Value  --------------------------  --------------------------
Name                              Exercise  Realized(1)  Exercisable  Unexercisable  Exercisable  Unexercisable
- - ---------------------------------------------------------------------------------------------------------------
JOHN A. GOESLING                     8,816     $247,399       28,450         13,815     $222,064        $46,114
- - ---------------------------------------------------------------------------------------------------------------
DARREL J. HUME                           0           $0       21,815         12,794     $165,792        $44,412
- - ---------------------------------------------------------------------------------------------------------------
JACK F. IRVING                       6,944     $169,260       44,281         11,605     $625,511        $38,425
- - ---------------------------------------------------------------------------------------------------------------
GALEN M. JEFFERSON                   8,187      $58,146            0              0           $0             $0
- - ---------------------------------------------------------------------------------------------------------------
RAYMOND A. JOHNSON                   8,404     $157,575       30,578         14,420     $243,950        $46,927
- - ---------------------------------------------------------------------------------------------------------------
ROBERT T. NUNN                           0           $0       24,561         12,570     $189,335        $41,799
- - ---------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE                         0           $0       10,023         13,934      $34,847        $42,205
- - ---------------------------------------------------------------------------------------------------------------
- - ---------------------------------------------------------------------------------------------------------------

(1) Dollar value is based on the market value of the Company's Common Stock on the date of exercise or at January 31, 1994, minus the exercise price.

                      PENSION PLAN TABLE

                      The following table sets forth information concerning estimated annual benefits payable to each of the named executive officers upon their retirement based upon indicated years of service (without reduction for any Profit Sharing Retirement Plan benefits):

- - ------------------------------------------------------------------------
- - ------------------------------------------------------------------------
                                    Years of Service(2)
   Average Annual  -----------------------------------------------------
  Compensation(1)     15         20         25         30         35
- - ------------------------------------------------------------------------
    $125,000       $  45,000  $  60,000  $  75,000  $  75,000  $  75,000
    $150,000       $  54,000  $  72,000  $  90,000  $  90,000  $  90,000
    $175,000       $  63,000  $  84,000  $ 105,000  $ 105,000  $ 105,000
    $200,000       $  72,000  $  96,000  $ 120,000  $ 120,000  $ 120,000
    $225,000       $  81,000  $ 108,000  $ 135,000  $ 135,000  $ 135,000
    $250,000       $  90,000  $ 120,000  $ 150,000  $ 150,000  $ 150,000
    $300,000       $ 108,000  $ 144,000  $ 180,000  $ 180,000  $ 180,000
    $400,000       $ 144,000  $ 192,000  $ 240,000  $ 240,000  $ 240,000
    $450,000       $ 162,000  $ 216,000  $ 270,000  $ 270,000  $ 270,000
    $500,000       $ 180,000  $ 240,000  $ 300,000  $ 300,000  $ 300,000
- - ------------------------------------------------------------------------
- - ------------------------------------------------------------------------

(1) The benefits are payable pursuant to the Nordstrom Supplemental Retirement Plan, which covers officers of the Company and its subsidiaries, including the named executive officers. The benefits are unfunded and limited to a maximum of 60% of the monthly average compensation (based solely on the yearly amounts set forth in the salary and bonus columns of the Summary Compensation Table) less any monthly benefits payable under the Nordstrom Profit Sharing Retirement Plan. The normal retirement benefit provided by the Nordstrom Supplemental Retirement Plan is 2.4% of the monthly average compensation for the three highest paying years of the last five years, multiplied by the number of years of service with the Company.
(2) The credited years of service to the Company for John A. Goesling, Darrel J.
Hume, Jack F. Irving, Raymond A. Johnson, Robert T. Nunn and John J. Whitacre are 16, 24, 27, 24, 28 and 17, respectively.

COMPENSATION AND
STOCK OPTION
COMMITTEE
REPORT ON EXECUTIVE
COMPENSATION
                      The Compensation and Stock Option Committee is comprised of six non-employee directors. The Committee is responsible for setting compensation levels for the Co-Chairmen, the Co-Presidents and the Executive Vice President who acts as the Chief Financial Officer. Beginning with the current fiscal year, the Committee also will establish base salaries and annual bonus incentives for all other Executive Vice Presidents of the Company. The Committee also consults with the Co-Chairmen and the Co-Presidents with respect to the compensation and benefits for other officers and with respect to the benefits for certain other employees of the Company.

                      COMPENSATION PHILOSOPHY

                      The Company bases different portions of its executive compensation program on differing measures of Company performance and Shareholder value. The Company believes that focusing on performance measures based solely on short-term changes in stock price or on performance measures based solely on Company data, such as sales increases or earnings per share, will not necessarily increase long-term Shareholder value. As a result, the Company's compensation program currently reflects the following themes:

                      -  A   material   portion   of   compensation   should  be
                         meaningfully related to Company performance.

                      - Medium and long-term Company performance and value created for Shareholders should be measured by a mix of factors, including increases in Company stock price, sales increases, earnings per share and other performance related factors.

                      - Since the Company has chosen a team to manage the day-to-day operations of the Company, compensation opportunities for the Co-Chairmen and the Co-Presidents should be based on team effort and performance of the Company as a whole.

                      - Compensation should play a critical role in attracting and retaining executives whom the Company deems most able to further its goals.

                      The Company also considers Section 162(m) of the Internal Revenue Code, which limits to $1 million per year the compensation expense deduction the Company may take with respect to each of the executive officers named in the

                      Summary Compensation Table. Considering the current base salary levels of those named executive officers, the Company believes there is no risk of exceeding the $1 million amount for any named executive officer. The Company intends to comply with regulations which may be promulgated under Section 162(m) to qualify both its Annual Bonus Incentive and Stock Option Plans as performance-based exceptions to the compensation expense deduction limit.

                      PAY MIX AND MEASUREMENT

                      The Company's executive compensation program is based on three components, each of which furthers a differing objective but all of which together are intended to serve the Company's overall compensation philosophy.

                      BASE SALARY. The Committee reviews the competitive median base salaries for competitors in the specialty retailing field, including companies listed in Standard & Poor's Retail Store Composite referenced in the Performance Graph on page 15. The executive structure of most of these companies does not lend itself readily to direct comparison with the Company and its practice of choosing a team to manage the business of the Company. With attendant shared responsibilities, the Company has chosen to set base salary levels for individuals in these teams at levels which are generally not as high as that of its competitors with a single chief executive officer. Base salary increases or decreases are established on an annual basis and are based on the Committee's view of how the management team and the respective individuals contribute to the overall performance of the Company. Overall performance of the Company is measured by a number of factors including the Company's earnings, its performance in the real or perceived retail environment and competitive conditions, performance versus budget, growth in accounts receivable, improvement in gross margins and the Committee's assessment of management skills. None of these factors is given greater weight than any other factor. The Committee's review of salary information for competitors also enables it to observe what changes have occurred, if any, in competitors' base salaries. Base salaries in the fiscal year ended January 31, 1994 for the other executive officers listed in the Summary Compensation Table were determined by the Co-Chairmen and the Co-Presidents.

                      ANNUAL BONUS INCENTIVES. This incentive is intended to reflect the Company's belief that management's contribution to medium and long-term Company performance comes, in part, from maximizing Company earnings per share, division sales, inventory turn and gross margins. Annual bonus incentives for the Co-Chairmen, the Co-Presidents and the Chief Financial Officer are based solely on specified earnings per share target amounts. Annual bonus incentives for the other named executive officers are based on various combinations of earnings per share, division sales, inventory turn, gross margin and expense control targets. The amount of the respective bonuses are based on these targets which, in turn, relate to pre-established percentages of the respective base salaries. Under this plan, the named executive officers do not receive any bonus incentives until the applicable minimum specified performance target is achieved. Bonuses for fiscal year 1993 were paid only to those named executive officers who were subject to division sales, inventory turn and gross margin targets. The performance targets have not been waived for purposes of these bonus incentives for any year covered by the Summary Compensation Table.

                      LONG-TERM INCENTIVES. STOCK OPTIONS. The 1977 Nordstrom Stock Option Plan expired on August 16, 1987. The 1977 Plan authorized granting options to key employees or key managerial personnel of the Company and its subsidiaries. A number of options granted under this Plan remain outstanding. The 1987 Nordstrom Stock Option Plan, adopted for a term of 10 years beginning August 16, 1987, authorizes granting options to key employees or key managerial personnel of the Company and its subsidiaries. Both the 1977 and 1987 Option Plans are administered by the Committee.

                      Under the 1987 Plan, stock options may be granted to the named executive officers and other key employees. The option incentive component of the total compensation package is intended to retain and motivate executives to improve long-term stock market performance and to increase Shareholder value. Absent contrary action by the Committee at the time of grant, stock options are granted at the fair market value of the Company's Common Stock and will only have value if the Company's stock price increases from the time of the award. Vesting of options occurs during employment with the Company upon each anniversary of the award, with full vesting after the fourth year following an award. Accordingly, executives must be employed by the Company at the time of vesting in order to benefit from the award. The number of stock options granted to the named executive officers is determined by the Committee pursuant to a formula used for all plan participants, without reference to the number of stock options granted previously. Pursuant to the formula, the number of option shares granted corresponds to the number of underlying Company shares that would produce an amount equal to 50% of the participant's yearly salary, assuming an annual 12% growth rate in the Company's Common Stock price over a five year period. Stock options are granted semi-annually in May and November, with one half of the formula value of the option award granted each time. Since the formula is keyed to salary, the performance factors discussed in the Base Salary paragraph also would apply to this compensation component.

                      RETIREMENT/SAVINGS. The Nordstrom Profit Sharing Retirement Plan was established in 1952 and covers all regular, full-time employees of the Company and its subsidiaries, including the named executive officers. Except for the 401(k) feature described below, the Retirement Plan, which is qualified under Internal Revenue Code Section 401, is funded solely by the Company. The Board of Directors determines annually an amount to be contributed by the Company to the Retirement Plan. Allocation of the Company's contribution to each participant's account is pro rata, based on one unit of credit for each year of service and one unit of credit for each $100 of compensation. For purposes of this latter calculation, compensation is limited to $235,840 for calendar year 1993.

                      The 401(k) feature of the Retirement Plan allows an employee to defer a portion of his or her compensation under Section 401(k) of the Internal Revenue Code. Eligibility for this feature occurs as of February 1 following the employee's date of hire. Once eligible, the employee may elect to have the Company pay from 1% to 10% of the employee's compensation, up to a maximum of $8,994 for calendar year 1993, to the Retirement Plan instead of paying that amount to the employee. The Company matches
                      25% of  the  employee's  contribution  up  to  6%  of  the employee's compensation. Monies in the account are invested at the direction of the employee among one or more of three funds, one of which consists of Common Stock of the Company. Distributions are made at normal retirement or earlier termination of employment, and for terminal illness, disability or hardship.

                      COMPENSATION OF THE CHIEF EXECUTIVE OFFICERS

                      Mr. Hume, Ms. Jefferson, Mr. Johnson and Mr. Whitacre were appointed Co-Presidents of the Company in 1991. Base salaries for the Co-Presidents is determined by overall Company performance. Overall Company performance is measured by a number of factors including the Company's earnings, real or perceived retail environment and competitive conditions, performance versus budget, growth in accounts receivable, improvement in gross margins and the Committee's assessment of management skills. None of these factors is given greater weight than any other factor. For fiscal year 1993, the base salaries of the Co-Presidents remained the same as 1992 to reflect overall Company performance with little or no growth. Annual bonus incentives for the Co-Presidents are based solely on earnings per share targets as previously described. Those earnings per share targets were not met and the Co-Presidents did not receive any bonus for 1993. The Co-Presidents received stock options during 1993 pursuant to the formula used for all Stock Option Plan participants as discussed above.

                      Ms. Jefferson's employment with the Company terminated on August 15, 1993. Her severance package is noted in the Summary Compensation Table and was paid in consideration of past services to the Company and in settlement of certain employment related claims. Mr. Hume was a Co-President of the Company until May 19, 1993. He remained with Company and, on October 1, 1993, became a Vice President in charge of product and business development in the men's division, with a commensurate reduction in pay. Mr. Hume was paid $100,000 in consideration of his agreement to remain with the Company after his termination as a Co-President.

                      The Committee believes the Company has an appropriate mix of incentives to attract high quality executive officers and to reward them for continued, loyal service to the Company.

                                           COMPENSATION AND STOCK OPTION
                                           COMMITTEE

                                           Elizabeth Crownhart Vaughan, Chair
                                           D. Wayne Gittinger
                                           John F. Harrigan
                                           Ann D. McLaughlin
                                           Alfred E. Osborne, Jr.
                                           William D. Ruckelshaus
STOCK PRICE
PERFORMANCE
                      The Performance Graph below compares for each of the last five fiscal years ended January 31 the cumulative total return of Company Common Stock, Standard & Poor's 500 Index and Standard & Poor's Retail Store Composite. The cumulative total return of Company Common Stock assumes $100 invested on January 31, 1989 in Nordstrom, Inc. Common Stock and assumes reinvestment of dividends.

                      PERFORMANCE GRAPH

- - --------------------------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------------------------
                                            1989      1990      1991      1992      1993      1994
- - --------------------------------------------------------------------------------------------------
Nordstrom, Inc. Common Stock                100     103.94     86.25    117.02    125.15    112.68
Standard & Poor's 500 Index                 100     114.45    124.08    152.22    168.34    189.94
S&P Retail Store Composite                  100     115.00    135.00    188.00    225.00    217.00
- - --------------------------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------------------------

COMPENSATION OF
DIRECTORS
                      Employee directors of the Company are not paid any fees for serving as members of the Board or any Board committee. Non-employee directors are currently paid a yearly retainer of $15,000 and a fee of $1,000 for each
                      Board meeting and $1,000 for each committee meeting attended, together with reasonable traveling expenses. If approved, non-employee directors would also receive the benefits provided pursuant to the 1993 Non-Employee Director Stock Incentive Plan.
COMPENSATION
COMMITTEE INTERLOCKS
AND INSIDER
PARTICIPATION
                      None of the members of the Compensation and Stock Option Committee is or has been an officer or employee of the Company or any of its subsidiaries. D. Wayne Gittinger, a director of the Company and a member of the Compensation and Stock Option Committee, is a partner in the law firm of Lane Powell Spears Lubersky, which rendered legal services to the Company during the past fiscal year.
PROPOSAL 2:
1993 NON-EMPLOYEE
DIRECTOR STOCK
INCENTIVE PLAN
                      INTRODUCTION

                      On May 17, 1993, the Board of Directors of the Company adopted the 1993 Non-Employee Director Stock Incentive Plan (the "Plan") and has directed that it be submitted to the Shareholders for approval at the Annual Meeting. The primary purposes of the Plan are to attract and retain well-qualified persons for service as directors of the Company, to provide directors through the award of shares of Common Stock with the opportunity to increase their proprietary interest in the Company, and thereby to increase their personal interest in the Company's continued success. The Plan also includes a cash award to offset the federal income tax liability associated with awards under the Plan.

                      Although Shareholder approval of the Plan is not required for its adoption, such approval is being sought in order that awards of Common Stock to directors pursuant to the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934. Generally, Section 16(b) provides that any profit realized by directors and certain executive officers and certain other persons from any combination of a purchase and a sale of Common Stock of the Company within a six-month period inures to and is recoverable by the Company. Exemption from the application of Section 16(b) is conditional upon obtaining the approval of the Plan by the Shareholders of the Company, in addition to certain other conditions which the Company believes it has satisfied. If the Plan is not approved by Shareholders, it will not be implemented. Set forth below is a summary description of the Plan which is subject in all respects to the full text of the Plan which is set forth in Exhibit A.

                      PRINCIPAL PROVISIONS OF THE PLAN

                      If approved by the Shareholders, the Plan will become effective as of May 17, 1993. All directors of the Company who are neither full-time employees nor officers of the Company, of which there are presently eight, are eligible to participate in the Plan. None of the named executive officers will be eligible to participate in the Plan, and none of the non-employee directors eligible to participate in the Plan are eligible to participate in any of the other compensation plans of the Company. Up to 25,000 shares of Common Stock may be issued under the Plan from authorized shares of the Company. The Plan will be administered by the Compensation and Stock Option Committee. The Committee shall appropriately adjust the number of shares for which awards may be granted pursuant to the Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization.

                      If the Plan is approved by Shareholders, each person who is a non-employee director immediately following an Annual Meeting of Shareholders will be issued annually that number of shares of Common Stock of the Company (rounded to the nearest whole share) equal to the amount determined by dividing $10,000 by the per share price of a share of Common Stock as of the date of the Annual Meeting of Shareholders. For example, the Annual Meeting for 1994 is to be held on May 17, 1994. Based upon a per share price of $40.00 for a share of Common Stock on the date of the Annual Meeting (i.e., the hypothetical mean between the closing bid and ask prices on that date), each non-employee director would receive a Stock Award by issuance of 250 shares of Common Stock to her or him as of the date of the Annual Meeting.

                      In addition, concurrently with each issuance of a stock award, each non-employee director eligible to participate in the Plan would be paid a cash payment of $4,000 to offset his or her federal tax liability resulting from the award.

                      The Plan will remain in effect until December 31, 2002 unless sooner terminated by the Board of Directors. The Board of Directors of the Company may at any time amend, rescind or terminate the Plan, as it shall deem advisable; provided, however, that (i) no change may be made in awards previously granted under the Plan which would impair participants' rights without their consent; (ii) no amendment to the Plan may be made without approval of the Company's Shareholders if the effect of the amendment would be to: (a) increase the number of shares reserved for issuance under the Plan, (b) change the requirements for eligibility under Section 3 of the Plan, or (c) materially modify the method for determining the number of shares awarded under Section 4 of the Plan; and (iii) no amendment may be made to the Plan within six months of a prior amendment, except as required for compliance with the Internal Revenue Code of 1986 or the rules thereunder.

                      The Company does not presently intend to register shares of Common Stock awarded pursuant to the Plan under the Securities Act of 1933, as amended.

                      A director may not sell or otherwise transfer shares awarded pursuant to the Plan for a period of six months after they are granted.

                      NEW PLAN BENEFITS

                      The following table sets forth the estimated new Plan benefits received for the first year of the Plan by all current non-employee directors:

- - ---------------------------------------------------------------------------------
- - ---------------------------------------------------------------------------------
                                                               Dollar      Number
Name and Position                                               Value   of Shares
- - ---------------------------------------------------------------------------------
Non-Employee Directors as a Group (8 persons)                $112,057      2,872
- - ---------------------------------------------------------------------------------
- - ---------------------------------------------------------------------------------

                      FEDERAL INCOME TAX CONSEQUENCES

                      A director will be deemed to have ordinary income in the taxable year in which the shares and cash are issued. Such income shall be an amount equal to the fair market value of the shares on the date of grant. The Company will be entitled to deductions for federal income tax purposes in the same amount in the Company's taxable year in which issuance occurs.

                      VOTE REQUIRED

                      The affirmative vote of a majority of the Company's outstanding shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for the approval of the Plan

                      The Board of Directors recommends a vote for approval of the 1993 Non-Employee Director Stock Incentive Plan.
PROPOSAL 3:
RATIFICATION OF
APPOINTMENT OF
AUDITORS
                      The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent public accounting firm of Deloitte & Touche to be the Company's auditors for fiscal year 1994. As in the past, the Board has determined that it would be desirable to request ratification of its appointment by the Shareholders of the Company. If the Shareholders do not ratify the appointment of Deloitte & Touche, the appointment of independent public accountants will be reconsidered by the Board. A representative of Deloitte & Touche will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. The affirmative vote of the majority of the shares represented at the meeting and entitled to vote is required for the ratification of Deloitte & Touche as auditors.

                      The Board of Directors recommends ratification of Deloitte & Touche as auditors for the Company.

SOLICITATION OF
PROXIES
                      All expenses of proxy solicitation will be paid by the Company. Solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally, by telephone and by telegraph and by regular officers and employees of the Company who will receive no additional compensation for their services. Brokers or other persons holding shares in their names or in the names of nominees will be reimbursed their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition, the Company has retained Corporate Investor Communications, Inc. to aid in the Company's solicitation for an estimated fee of $6,500 plus out-of-pocket expenses.
COMPLIANCE WITH
SECTION 16(A) OF
THE EXCHANGE ACT
OF 1934
                      Based solely on its review of copies of reports made pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the related regulations, the Company believes that during fiscal year 1993 all filing requirements applicable to its directors, executive officers and 10 percent shareholders were satisfied, except that one report, covering one transaction, was filed late by John
                      N. Nordstrom, a Co-Chairman of the Company.
OTHER MATTERS
                      The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the Proxy in accordance with their best judgment.
SHAREHOLDER
PROPOSALS FOR 1995
ANNUAL MEETING
                      Proposals for Shareholder action which eligible Shareholders wish to have included in the Company's proxy mailed to Shareholders in connection with the Company's proxy mailed to Shareholders in connection with the Company's 1995 Annual Meeting must be received by the Company at its principal executive offices on or before December 7, 1994.

                      By Order of the Board of Directors

                      KAREN E. PURPUR
                      Secretary

                      Seattle, Washington
                      April 5, 1994

                                                                       EXHIBIT A

                1993 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

1. PURPOSE. The purposes of the 1993 Non-Employee Director Stock Incentive Plan (the "Plan") are to attract and retain well-qualified persons for service as directors of Nordstrom, Inc. (the "Company"), to provide directors through the payment of an incentive payable in shares of the Company's Common Stock, without par value ("Common Stock"), with the opportunity to increase their proprietary interest in the Company, and thereby to increase their personal interest in the Company's continued success.

2.   ADMINISTRATION.   Responsibility and authority  to administer and interpret
the provisions of the Plan shall be conferred upon the Compensation and Stock Option Committee ("Committee").

The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all recipients who have received awards, the Company and other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to the Plan or awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

3.   ELIGIBILITY.   All  directors  of the  Company  who are  neither  full-time employees of the Company nor officers of the Company shall be participants in the Plan.

4. AWARDS. Awards under the Plan shall consist of two parts, a stock award (the "Stock Award") and a cash award (the "Tax Gross Up") intended to offset the federal income tax liability attributable to the Stock Award. The Stock Award and the Tax Gross Up shall be payable in stock and cash as provided hereunder.

Within thirty (30) days after each Annual Meeting of Shareholders of the Company during the term hereof, the Company shall cause to be issued to each person who is an eligible director immediately following the Annual Meeting that number of full shares of Common Stock (rounded to the nearest whole share) determined by dividing $10,000 by the mean of the closing bid and ask prices of a share of Common Stock as of the date of the Annual Meeting, or, if no sale of Common Stock has been recorded on that date, then on the next preceding date on which a sale was made (the "Fair Market Value").

Concurrently with the issuance of each Stock Award, the Company shall deliver to each eligible director a cash payment of $4,000 as the Tax Gross Up.

No payment will be required from the director upon the issuance or delivery of a Stock Award or Tax Gross Up, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with issuance of a certificate representing a Stock Award; provided that notwithstanding anything contained herein to the contrary, the Committee may accept stock received in connection with the Stock Award being taxed or otherwise previously acquired in satisfaction of any withholding requirements.

5. TERMS AND CONDITIONS. Up to 25,000 shares of Common Stock may be issued from authorized shares of the Company pursuant to the Plan. Shares of Common Stock issued pursuant to the Plan shall be from authorized but unissued shares. To the extent the shares are not registered under the Securities Act of 1933, as amended (the "Act"), they may not be sold, assigned, transferred or otherwise disposed of in the absence of an effective registration statement covering the shares, or an available exemption under the Act.

A director may not sell or otherwise transfer shares issued as a Stock Award under the Plan for a period of six (6) months from the date of the award.

The Committee shall appropriately adjust the number of shares for which awards may be granted pursuant to the Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization of the Company.

6. AMENDMENT OR DISCONTINUANCE. The Board of Directors of the Company may, at any time amend, rescind or terminate the Plan, as it shall deem advisable; provided, however, that (i) no change may be made in any Stock Award or Tax Gross Up previously made under the Plan which would impair the recipients' rights without their consent; (ii) no amendment to the Plan may be made without approval of the Company's Shareholders if the effect of the amendment would be to: (a) materially increase the number of shares reserved for issuance hereunder or benefits accruing to participants under the Plan, (b) materially change the requirements for eligibility under Section 3 hereof, or (c) materially modify the method for determining the number of shares awarded under Section 4 hereof, except that any such increase or modification that results from adjustments authorized by the last paragraph of Section 5 shall not require such approval; and (iii) no amendment may be made to the Plan within six months of a prior amendment, except as required for compliance with the Internal Revenue Code of 1986 or the rules thereunder.

7. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective as of May 17, 1993 and shall remain in effect until December 31, 2002. Stock Awards granted prior to termination of the Plan, shall, notwithstanding termination of the Plan, continue to be effective and shall be governed by the Plan.

8. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the state of Washington pertaining to contracts made and to be performed wholly within such jurisdiction.

                  NORDSTROM, INC. PROXY -- 1994 ANNUAL MEETING
                   1501 FIFTH AVENUE, SEATTLE, WA 98101-1603
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints D. Wayne Gittinger and Karen E. Purpur, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 17, 1994, in Oak Brook, Illinois, at 9:00 a.m., Central Time, and any adjournment thereof, with all power the undersigned would possess if personally present.

The Board of Directors recommends a vote "FOR":

1.    ELECTION OF DIRECTORS     / / FOR all nominees      / / WITHHOLD AUTHORITY
                                (EXCEPT AS INDICATED      TO VOTE FOR ALL
                                TO THE CONTRARY BELOW)    NOMINEES
Nominees: P. M. Condit, D. W. Gittinger, J. F. Harrigan, C. A. Lynch, A. D. McLaughlin, J. A. McMillan, B. A. Nordstrom, J. F. Nordstrom, J. N. Nordstrom,
A. E. Osborne, Jr., W. D. Ruckelshaus, M. T. Stamper and E. C. Vaughan.

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- - --------------------------------------------------------------------------------

2.    APPROVAL OF THE 1993 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.    RATIFICATION OF APPOINTMENT OF AUDITORS
            / /  FOR            / /  AGAINST            / /  ABSTAIN

                   (Continued and to be signed on other side)

4. Such other matters as may properly come before the meeting. The Board of Directors at present knows of no other matters to be brought before the meeting.
This proxy will be voted in accordance with the instructions given. UNLESS REVOKED OR OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
                                                    DATED: _______________, 1994
                                                    ____________________________
                                                    ____________________________
                                                    Signature of Shareholder(s)

                                                    PLEASE  SIGN  AS  YOUR  NAME
                                                    APPEARS. Trustees,
                                                    Guardians,    Personal   and
                                                    other Representatives,
                                                    please indicate full titles.

 PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.